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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Banyan Mortgage Investment Fund

     We consent to the inclusion in this registration statement on Form S-4, to which this consent is filed as an exhibit, of our report dated March 29, 1995 on our audit of the financial statements of Banyan Mortgage Investment Fund and subsidiaries. We also consent to the reference to our Firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

Chicago, Illinois
September 17, 1996